EXHIBIT 99.1

PRESS RELEASE

VIGNETTE TO BUY BACK SHARES THROUGH STOCK REPURCHASE PROGRAM

AUSTIN, Texas — November 13, 2006 — Vignette (NASDAQ: VIGN) today announced that its Board of Directors has approved the repurchase of up to $75 million of its Common Stock over the next year. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions, in accordance with applicable laws, rules and regulations.

“With Vignette’s financial strength and proven ability to generate cash, we are well positioned to invest in our current business and pursue growth through acquisitions,” said Mike Aviles, president and chief executive officer of Vignette. “This stock repurchase program demonstrates the confidence we have in our company and shows our commitment to maximize long-term shareholder value.”

About Vignette

For more than 10 years, Vignette has helped organizations worldwide transform their content from a liability to an asset. Vignette’s family of Enterprise Content Management (ECM) solutions lets these organizations leverage their records, documents, Web pages, images, multimedia and other unstructured content to create new opportunities, expand profits, manage their risk and realize greater savings and efficiencies. Vignette is headquartered in Austin, Texas with local operations worldwide. Visit www.vignette.com.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

Media Relations Contact:

David Tishgart

Vignette Corp.

(512) 741-4871

david.tishgart@vignette.com